UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Ficaar, Inc.

(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

257 Varet Street, Brooklyn, New York	11206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 719-5290

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 Par Value (Title of Class)

Name of exchange on which each class is to be registered: N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. BUSINESS

Our Corporate History and Background

Ficaar, Inc. (the “Company”) was incorporated in July 2001 in the State of Georgia under the name OwnerTel, Inc. The name of the Company was changed to Ficaar, Inc. in December of 2007. The Company operates its business through its wholly owned subsidiary, STANDARD CANNA, INC. (“Standard”), a Florida corporation formed in 2014, and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC., a Colorado corporation formed in 2014; and STANDARD PROPERTY GROUP INC., a California corporation formed in 2014; as well as PRECIOUS HOLDINGS, INC. was formed in April of 2011 in the state of Delaware and is wholly owned by the Company.

The Company’s fiscal year end is December 31.

In August 2012, certain shareholders of the Ficaar (the “Shareholders”), representing a majority of the issued and outstanding common stock of Ficaar, entered into an agreement and consummated such agreement with Sneaker Charmz, Inc., a Delaware corporation, whereby 72,020,000 shares of common stock of Ficaar was assigned by the Shareholders to Sneaker Charmz. Thereafter, Sneaker Charmz, Ficaar and David Cicalese consummated a transaction where the shares of common stock of Ficaar owned by Sneaker Charmz were transferred and assigned to Mr. Cicalese and Mr. Cicalese transferred his ownership of Sneaker Charmz to Ficaar. Thus Sneaker Charmz became a wholly owned subsidiary of Ficaar and Mr. Cicalese owns 85% of the total issued and outstanding common stock of Ficaar.

In January 2014, Mr. David Cicalese, President, a member of the Board of Directors and majority shareholder of Ficaar, contributed 100 shares of Precious Holdings, Inc., a Delaware corporation, which consists of all of the issued and outstanding equity of Precious Holdings, Inc. Thus Precious Holdings Inc. became a wholly owned subsidiary of the Company.

On November 16, 2014, we acquired 100% of the outstanding common stock of STANDARD CANNA, INC. (“Standard”), a Florida corporation, and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC., a Colorado corporation; and STANDARD PROPERTY GROUP INC., a California corporation, in exchange for 110,000 shares of our common stock pursuant to a Transfer Agreement (the “Agreement”), by and among, the Company and Jonas Zetzel, sole shareholder of Standard.

In addition, on July 28, 2015, the Company transferred its ownership in Sneaker Charmz, Inc., a Delaware corporation, to David Cicalese, our sole officer and director and majority shareholder in exchange for 42,000,000 shares of our common stock. Thus reducing Mr. Cicalese’s share ownership of the Company from 72,020,000 to 30,020,000 shares of our common stock.

In connection with the transactions contemplated by the Agreement, the business of the Company, operating through its wholly owned subsidiary, Standard, will concentrate on the purchase, development and operation of acquiring and developing growing space and related facilities and leasing our facilities to marijuana growers and dispensary owners for their operations in jurisdictions where such operations are consistent with state and local law.

In July 2015, the Board of Directors and shareholders representing a majority of the issued and outstanding common stock of the Company appointed Dawn Cames as President of the Company and a member of its Board of Directors. In connection with Ms. Cames appointment, she was issued 1,300,000 shares of common stock of the Company.

Recent Developments

Common Stock

The Company’s authorized common stock consists of 200,000,000 common shares with par value of $0.001 and 10,000,000 shares of preferred stock with par value of $0.001 per share.

As of September 30, 2017 and December 31, 2016, the Company has 44,093,276 shares of common stock and 0 shares of preferred stock issued and outstanding.

Preferred Stock

In August 2009 in connection with the transactions contemplated by the Sal Agreement and Prophet Agreement, the Company exchanged all of the issued and outstanding shares of Series A Preferred Shares (9,999,999) for shares of common stock pursuant to an order of the Circuit Court of Seminole County, Florida. The order was based on a civil action brought by the holders of the Series A Preferred Shares for certain equitable relief. Currently there are no shares of preferred stock of the Company issued and outstanding.

As of September 30, 2017 and December 31, 2016, the Company has 44,093,276 shares of common stock and 0 shares of preferred stock issued and outstanding.

Products and Services

The business of the Company, operating through its wholly owned subsidiary, Standard, will concentrate on the purchase, development and operation of acquiring and developing growing space and related facilities and leasing our facilities to marijuana growers and dispensary owners for their operations in jurisdictions where such operations are consistent with state and local law.

We plan to provide highly sophisticated services and solutions to the regulated cannabis industry throughout the United States by acquiring and developing growing space and related facilities and leasing areas within our facilities to marijuana growers and dispensary owners for their operations in jurisdictions where such operations are consistent with state and local law.

As of the date of this filing, the Company has not earned any revenues in connection with this business model.

The Company’s executive office is located at 257 Varet Street, Brooklyn, New York 11206. The Company’s telephone number is (212) 719-5290.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last date of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We will be deemed a large accelerated filer on the first day of the fiscal year after the market value of our common equity held by non-affiliates exceeds $700 million, measured on January 1 st .

We cannot predict if investors will find our common stock less attractive to the extent we rely on the exemptions available to emerging growth companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

A Company that elects to be treated as an emerging growth company shall continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which is deemed to be a ‘large accelerated filer’ as defined by the SEC, which would generally occur upon it attaining a public float of at least $700 million.

However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Competition

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. We compete with numerous other entities engaged in real estate investment activities, including individuals, corporations, banks and insurance company investment accounts, other REITs, real estate limited partnerships, the U.S. Government and other entities, to acquire, manage and sell real estate properties and real estate related assets. Many of our expected competitors enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase.

Intellectual Property

On August 23, 2017, the Company submitted a trademark application under Serial Number 87581022 with respect to “STANDARD CANNA” with the United States Patent and Trademark Office (“USPTO”). The trademark application is still under examination by the USPTO and as of the date of filing, the trademark is not yet registered. Any encroachment upon the company’s proprietary information, including the unauthorized use of its brand name or trademarks, the use of a similar name by a competing company or a lawsuit initiated either by our Company or against our Company for infringement upon proprietary information or improper use of a trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on its business due to the cost of defending any potential litigation related to infringement.  Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trademarks, trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others.  Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

Government Regulations

Marijuana is a Schedule-I controlled substance and is illegal under federal law.   Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.   The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”  If the federal government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of  December 20, 2017, 29 states and the District of Columbia allow their citizens to use Medical Marijuana.  Additionally, 7 states and the District of Columbia have legalized cannabis for recreational use by adults.  The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Trump administration has indicated that it is not in favor of the legalization of marijuana.  Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.  While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal government or the enactment of new and more restrictive laws.

Employees

As of the date of this registration, the Company has no full time employees. There are currently no employment agreements with our officers and directors, and although the Company does not believe this will occur, our officers and directors may choose to terminate their employment at any time. The Company’s activities are managed by the Company’s Directors and Officers.

The officers of the Company have the same powers and duties with respect to the management of the business affairs for the Company and the oversight of the day-to-day management operations for the Company as officers of a business would have. They perform such other reasonable duties (taking into consideration the person’s position in the Company) as may be prescribed by the Board of Directors of the Company from time to time. They are obligated to use best efforts to serve the Company faithfully and promote its best interests and shall devote all of his or her business time, attention and services to the faithful and competent discharge of such duties.

ITEM 1A. RISK FACTORS

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by Item 304 of Regulation S-K. However, there are certain considerations involving cannabis, related activities which we shall discuss here.

We have a limited operating history, and may never be profitable . Since we have only limited operations and have an unproven business plan, it is difficult for potential investors to evaluate our business. There can be no assurance that we will be profitable or that the securities which may be sold in this offering will have any value.

We need additional capital to implement our business plan . We need capital to purchase or lease space to implement our business plans and to offer our planned services to the cannabis industry. We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of our common stock. Our failure to obtain the capital which we require may result in the slower implementation of our business plan.

We may be unable to acquire the properties that are critical to our proposed business . Our business plan involves the acquisition of properties which will be sold or leased to licensed marijuana growers and dispensary owners for their operations. There can be no assurance that we will be able to obtain the capital needed to purchase any properties.

Our proposed business is dependent on laws pertaining to the marijuana industry . Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level.  Any number of factors could slow or halt progress in this area.  Further, progress for the industry, while encouraging, is not assured.  While there may be ample public support for legislative action, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of the date of this prospectus 29 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, Nevada, California, Massachusetts, Maine and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The former Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, the new Trump administration could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Further, and while we do not intend to harvest, distribute or sell cannabis, if we lease buildings to growers of marijuana we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

The marijuana industry faces strong opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry.  We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.  For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Marijuana remains illegal under Federal law. Marijuana is a schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with our business plan.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.   We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Persons that may rent properties from, or otherwise do business with us , may have difficulty accessing the service of banks, which may make it difficult to conduct business . As discussed above, the use of marijuana is illegal under federal law.  Therefore, most banks do not accept for deposit funds from the legal cannabis industry and therefore do not do business with the entities involved in the cannabis industry.  The inability of people that may rent properties from, or otherwise do business with us, to open accounts and otherwise use the services of banks may have a material adverse effect on our business operations since these entities will be required to pay us in cash or with money orders. Since the monthly rent or fees we may charge could be substantial, paying in cash or with money orders may be difficult.

Potential competitors could duplicate our business model. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort.

We are dependent on our management team and the loss of any of these individuals would harm our business. Our future success depends largely upon the management experience, skill, and contacts of our officers and directors. The loss of the services of either of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon our business.

The applicability of "penny stock rules" to broker-dealer sales of our common stock may have a negative effect on the liquidity and market price of our common stock. Trading in our shares is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Exchange Act, which apply to companies that are not listed on an exchange and whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000, or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules may affect the ability of broker-dealers to sell shares of common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The rules could also have an adverse effect on the market price of our common stock.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for shareholders to dispose of their shares. You may also find it difficult to obtain accurate information about, and/or quotations as to the price of our common stock.

ITEM 2. FINANCIAL INFORMATION

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of the Company. Forward looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals and plans. All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section entitled “Selected Financial Data” and our financial statements and related notes included elsewhere in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those described below.

This Management’s Discussion and Analysis (“MD&A”) reports on the operating results and financial condition of the Company for the nine months ended September 30, 2017 and is prepared as of ___________, 2017. The MD&A should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2016 (“Annual Financial Statements”).

The MD&A and Annual Financial Statements have been prepared in accordance with general accepted principles in the United States of America (“GAAP”).

The accompanying Interim Financial Statements include the accounts of the Company and its wholly owned subsidiary, STANDARD CANNA, INC. (“Standard”), and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC and STANDARD PROPERTY GROUP INC.; as well as PRECIOUS HOLDINGS, INC.

All significant intercompany balances and transactions were eliminated on consolidation.

Company History and Summary

Ficaar, Inc. (the “Company”) was incorporated in July 2001 in the State of Georgia under the name OwnerTel, Inc. The name of the Company was changed to Ficaar, Inc. in December of 2007. The Company operates its business through its wholly owned subsidiary, STANDARD CANNA, INC. (“Standard”), a Florida corporation formed in 2014, and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC., a Colorado corporation formed in 2014; and STANDARD PROPERTY GROUP INC., a California corporation formed in 2014; as well as PRECIOUS HOLDINGS, INC. was formed in April of 2011 in the state of Delaware and is wholly owned by the Company.

The Company’s fiscal year end is December 31.

In August 2012, certain shareholders of the Ficaar (the “Shareholders”), representing a majority of the issued and outstanding common stock of Ficaar, entered into an agreement and consummated such agreement with Sneaker Charmz, Inc., a Delaware corporation, whereby 72,020,000 shares of common stock of Ficaar was assigned by the Shareholders to Sneaker Charmz. Thereafter, Sneaker Charmz, Ficaar and David Cicalese consummated a transaction where the shares of common stock of Ficaar owned by Sneaker Charmz were transferred and assigned to Mr. Cicalese and Mr. Cicalese transferred his ownership of Sneaker Charmz to Ficaar. Thus Sneaker Charmz became a wholly owned subsidiary of Ficaar and Mr. Cicalese owns 85% of the total issued and outstanding common stock of Ficaar.

In January 2014, Mr. David Cicalese, President, a member of the Board of Directors and majority shareholder of Ficaar, contributed 100 shares of Precious Holdings, Inc., a Delaware corporation, which consists of all of the issued and outstanding equity of Precious Holdings, Inc. Thus Precious Holdings Inc. became a wholly owned subsidiary of the Company.

On November 16, 2014, we acquired 100% of the outstanding common stock of STANDARD CANNA, INC. (“Standard”), a Florida corporation, and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC., a Colorado corporation; and STANDARD PROPERTY GROUP INC., a California corporation, in exchange for 110,000 shares of our common stock pursuant to a Transfer Agreement (the “Agreement”), by and among, the Company and Jonas Zetzel, sole shareholder of Standard.

In addition, on July 28, 2015, the Company transferred its ownership in Sneaker Charmz, Inc., a Delaware corporation, to David Cicalese, our sole officer and director and majority shareholder in exchange for 42,000,000 shares of our common stock. Thus reducing Mr. Cicalese’s share ownership of the Company from 72,020,000 to 30,020,000 shares of our common stock.

In connection with the transactions contemplated by the Agreement, the business of the Company, operating through its wholly owned subsidiary, Standard, will concentrate on the purchase, development and operation of acquiring and developing growing space and related facilities and leasing our facilities to marijuana growers and dispensary owners for their operations in jurisdictions where such operations are consistent with state and local law.

In July 2015, the Board of Directors and shareholders representing a majority of the issued and outstanding common stock of the Company appointed Dawn Cames as President of the Company and a member of its Board of Directors. In connection with Ms. Cames appointment, she was issued 1,300,000 shares of common stock of the Company.

Plan of Operations

Proposed Activities

We are in the process of identifying properties for purchase in Colorado, Washington and California. These projects include the purchase of existing, currently operating facilities, as well as proposed new construction projects. With the assistance of our consultants, cannabis industry experts, we have developed specific criteria in terms of the suitability of existing structures as well as plans for new constructions projects.

More importantly with the assistance of our consultants, we have developed a fully scalable design model centered around maximizing yields and meeting the needs of cannabis cultivators which will be our tenants. We believe that the cornerstone of our model is maximizing yields by properly implementing cutting edge technology that will maintain an ideal controlled environment for our tenant cultivators. It is anticipated that each property will be remodeled, in the case of existing structures; and designed, in the case of new construction, to contain numerous independent growers.

Each space will be a full scale commercial cultivating facility with bay door access, adequate flowering, vegetative growth and propagating space including but not limited to access to large areas for harvesting and state of the art curing chambers. Our security will be on premise 24 hours per day. An IT camera system will be operational monitoring the inside and outside of the facility. Our design model is fully scalable. We believe that the cornerstone of our model is maximizing yields by properly implementing cutting edge technology that will maintain an ideal controlled environment for our tenant cultivators. This begins with an advanced controlled environment that is protected from the 18 outside environment. Specialized HVAC systems will maintain a constant temperature, humidity, airflow and CO2 with precise controls. High intensity discharge lighting systems will provide the ideal environment for growing. An integrated irrigation system can be modified to each tenant’s specifications and requirements.

Our design model anticipates that our building will have “state of the art” security systems that will fully protect our tenant cultivator’s crops and property as well as allow our tenants to view and monitor their crops remotely. In addition, our tenant cultivators will have a fully secure ingress and egress to our facility. Our design model also features solar power system in order to be more cost efficient and provide less of a carbon footprint. Our design model will ensure that our tenant cultivators will maximize their yields.

We believe that implementing our design model in an existing building or new construction will be a complete solution for the professional cultivator. Our plans will be dependent upon our ability to raise the capital required to acquire properties and remodel or construct such properties. We also intend to offer to our tenant cultivators certain value added services that will be provided at additional costs. Such services may include but certainly will not be limited to fertilizer, additives, vitamins, and grow consultants.

The Company has purchased the following domain names (pursuant to the Purchase Agreement): www.standardcanna.com

www.standardcultivation.com

www.standardgrow.com

Cannabis Related Operations

In addition to our real estate plans, we are actively pursuing investment opportunities in the rapidly growing cannabis industry in the United States and Canada. We intend to invest in companies or acquire such companies positioned to make a significant impact within the cannabis industry. We believe these early stage investments provide emerging companies with access to larger capital sums to help elevate their status from start-ups to mature and durable brand leaders. We intend to search out investment opportunities such as this that we believe will capitalize on the fast growing cannabis industry.

How We Intend to Generate Revenue

Cannabis Commercial Real Estate

We intend to generate revenue by owning and leasing specialized real estate to cannabis growers in compliance with state and local laws. As such, we intend to actively locate the best opportunities for real property acquisitions in the cannabis industry. With the assistance of our consultants, cannabis industry experts, we have developed specific criteria in terms of the suitability of existing structures as well as plans for new constructions projects. The criteria is centered around the needs of cannabis growers which will be our tenants which we will charge rent. It is anticipated that each property will be remodeled, in the case of existing structures; and designed, in the case of new construction, to contain numerous independent growers. The purchase of specialized cannabis properties, however, will also entail researching industrial zoned real estate where we believe state and local law now permits, or in the future permit may permit, the legal cultivation of cannabis. We do not grow, harvest, cultivate, possess, distribute or sell cannabis absent a change in U.S. federal laws. However, because we may act as landlord to tenants who do directly engage in the cultivation, distribution and sale of cannabis, we plan to exercise appropriate and reasonable care to screen our tenants and verify that our tenants are in compliance with the state and local rules.

We are mindful of the risks involved in leasing property to those involved in the cannabis industry. While we do not intend to harvest, cultivate, possess, distribute or sell cannabis, by leasing facilities to growers of marijuana, we could be deemed to be participating in marijuana cultivation or aiding and abetting, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings. In addition, because the scrutiny FinCEN placed on financial institutions, it may be difficult for tenants to acquire and maintain bank accounts. This could greatly interfere with our business operations.

Depending on the extent of our future growth, we may experience significant strain on our management, personnel, and information systems. We will need to implement and improve operational, financial, and management information systems. In addition, we are implementing new information systems that will provide better record-keeping, customer service and billing. However, there can be no assurance that our management resources or information systems will be sufficient to manage any future growth in our business, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Comparison of Nine Months Ended September 30, 2017 to the Period July 24, 2012 (inception) through December 31, 2016

Results of Operations

During the nine months ended September 30, 2017, the Company reported a net loss of $14,753 as compared to a net loss of $43,450 for the period from July 24, 2012 (date of inception) through December 31, 2016. The increase in net loss for the nine months ended September 30, 2017 mainly resulted from $13,110 in operating expenses relating to public listing and registration fees, and $1,643 in interest expense.

Total operating expenses were $13,110 for the nine months ended September 30, 2017 compared to $34,410 for the period from July 24, 2012 (date of inception) through December 31, 2016. The increase was primarily attributable to expenses from the Company’s OTCMarket’s listing expenses of $6,000, legal fees of $5,000 relating to SEC filing documents and $2,000 in stock transfer fees.

Interest expense costs were $1,643 for the nine months ended September 30, 2017 compared to $9,040 for the period from July 24, 2012 (date of inception) through December 31, 2016. The amount relates to interests on continued related party loans as well as interest accretion on convertible loans.

Liquidity and Capital Resources

 As of this date, the Company has not started generating revenues from operations and has financed its operations primarily through the issuance of capital stock by way of convertible loans from third party and related party loans.

The Company’s objectives when managing its liquidity and capital resources are to generate sufficient cash to fund the Company’s operating and working capital requirements. The Company reported working capital deficit of $29,922 at September 30, 2017 as compared to a working capital deficit of $15,169 at December 31, 2016, representing an increase in working capital deficit by $14,753.

Net cash and cash equivalents on hand were zero as at September 30, 2017 and December 31, 2016. The decrease in cash was mainly attributable to cash used for operating activities of $14,753, offset by $14,753 in non-cash operating expenses.

Operating Activities:

For the nine months ended September 30, 2017, cash flow used for operating activities was $14,753 compared to $9,698 for the year ended December 31, 2016. The increase in cash flow used for operating activities of $5,055 was primarily due to increases in operating expenditures.

Investing and Financing Activities:

Net cash flows provided by investing and financing activities for the nine months ended September 30, 2017 and year ended December 31, 2016 were zero.

Subsequent to September 30, 2017, $18,110 of Advances Payable to an officer of the Company as of September 30, 2017 were reimbursed by the 3rd party holder of the Convertible Note Payable and added to its existing Convertible Note.

The Company needs to raise additional capital to fund its operations and development and expansion plans for the next twelve months. Although the Company has previously been successful in raising the funds required for its operations, there can be no assurance that the Company will have sufficient financing to meet its capital requirements or that additional financing will be available on terms acceptable to the Company in the future.

Liquidity and Capital Resource Measures:

The Company’s primary source of liquidity has been from convertible loans and third party and related party loans.

Loans and Credit Facilities:

1. A term loan with a balance of $21,756 which bears interest at 8% per annum, maturing eighteen months from date of issuance and convertible to common stock at the lesser of: (i) a 50% discount to market; and (ii) $0.01 per share.

2. Advances payable to an officer of $18,535 which are unsecured, non-interest bearing and have no fixed terms of repayment. Of these advances, $18,110 were converted into convertible term loans subsequent to September 30, 2017 (See Note 7 of Subsequent Events).

Transaction With Related Parties:

During the nine months ended September 30, 2017, recorded as Advances Payable- Officer were $18,110 of expenses paid for by the company’s president Dawn Cames relating to public listing, legal and audit fees and stock transfer costs.

Comparison of Years December 31. 2016 to 2015

Results of Operations

For the year ended December 31, 2016, the Company reported a net loss of $9,698 as compared to a net loss of $6,552 for the year ended December 31, 2015. The increase in net loss of $3,146 for 2016 mainly resulted from the Company’s audit expense of $7,500, offset with a decrease in interest expense of approximately $3,900.

Total operating expenses were $7,500 for the year ended December 30, 2016 compared to $425 for 2015. The increase was primarily attributable to audit expense incurred as the Company proceeds with its public listing status.

Interest expense costs were $2,198 for the year ended December 30, 2016 compared to $6,127 for 2015. The amounts relate to interests on continued related party loans as well as interest accretion on convertible loans.

Liquidity and Capital Resources

The Company’s objectives when managing its liquidity and capital resources are to generate sufficient cash to fund the Company’s operating and working capital requirements. The Company reported working capital deficit of $15,169 at December 31, 2016 as compared to a working capital deficit of $5,471 at December 31, 2015, representing an increase in working capital deficit by $9,698.

Net cash and cash equivalents on hand were zero as at December 31, 2016 and December 31, 2016. The decrease in cash was mainly attributable to cash used for operating activities of $9,698, offset by an equivalent amount in non-cash operating expenses.

Operating Activities:

For the nine months ended September 30, 2017, cash flow used for operating activities was $14,753 compared to $9,698 for the year ended December 31, 2016. The increase in cash flow used for operating activities of $5,055 was primarily due to increases in operating expenditures.

Investing and Financing Activities:

Net cash flows provided by investing and financing activities for the years ended December 31, 2016 and 2015 were zero.

The Company needs to raise additional capital to fund its operations and development and expansion plans for the next twelve months. Although the Company has previously been successful in raising the funds required for its operations, there can be no assurance that the Company will have sufficient financing to meet its capital requirements or that additional financing will be available on terms acceptable to the Company in the future.

Liquidity and Capital Resource Measures:

The Company’s primary source of liquidity has been from convertible loans and third party and related party loans.

Loans and Credit Facilities

1. A term loan with a balance of $21,756 which bears interest at 8% per annum, maturing eighteen months from date of issuance and convertible to common stock at the lesser of: (i) a 50% discount to market; and (ii) $0.01 per share.

2. Advances payable to an officer of $425 which are unsecured, non-interest bearing and have no fixed terms of repayment.

Fiscal year end

Our fiscal year end is December 31.

Critical Accounting Policies

The Commission has defined a company’s critical accounting policies as the ones that are most important to the portrayal of our financial condition and results of operations and which require us to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies that are significant to understanding our results.

The following are deemed to be the most significant accounting policies affecting us.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: property and equipment, foreign currency transactions and translations, and common stock valuation. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Income Taxes

We account for income taxes under an asset and liability approach. This process involves calculating the temporary and permanent differences between the carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences result in deferred tax assets and liabilities, which would be recorded on our balance sheets in accordance with ASC 740, which established financial accounting and reporting standards for the effect of income taxes. We must assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance. Changes in our valuation allowance in a period are recorded through the income tax provision on the statement of operations.

From the date of our inception we adopted ASC 740-10-30. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under ASC 740-10, the impact of an uncertain income tax position on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, ASC 740-10 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of ASC 740-10, we recognized no material adjustment in the liability for unrecognized income tax benefits.

Intangible Assets

Acquired intangible assets other than goodwill are amortized over their useful lives unless the lives are determined to be indefinite. Acquired intangible assets are carried at cost, less accumulated amortization. For intangible assets purchased in a business combination or received in a nonmonetary exchange, the estimated fair values of the assets received (or, for non-monetary exchanges, the estimated fair values of the assets transferred if more clearly evident) are used to establish the cost basis, except when neither of the values of the assets received or the assets transferred in non-monetary exchanges are determinable within reasonable limits. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. Amortization of finite-lived intangible assets is computed over the useful lives of the respective assets.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Future Contractual Obligations and Commitment

We incur contractual obligations and financial commitments in the normal course of our operations and financing activities. Contractual obligations include future cash payments required under existing contracts, such as debt and lease agreements. These obligations may result from both general financing activities and from commercial arrangements that are directly supported by related operating activities.

Off-Balance Sheet Arrangements

As of September 30, 2017, we have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated under which it has:

●	a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit;

●	liquidity or market risk support to such entity for such assets;

●	an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

●	an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to us, where such entity provides financing, liquidity, market risk or credit risk support to or engages in leasing, hedging, or research and development services with us.

Inflation

We do not believe that inflation has had a material effect on our results of operations.

ITEM 3.  DESCRIPTION OF PROPERTY

The Company is provided office space without charge by David Cicalese, the Company’s Secretary, Chairman and majority shareholder at 257 Varet Street, Brooklyn, New York 11206.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by the Company directors, officers and key employees, individually and as a group, and the present owners of 5% or more of its total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Common Stock

Name of Beneficial Owner	No. of Shares Beneficially Owned	Number of Securities Underlying Options That Are Unexercised	Percentage of Ownership (1)(2)	Percentage of Combined Voting Power of Common and Preferred Stock
Officers and Directors:

Dawn Cames, President (1)	2,433,334	0	5.51%	5.51%

David Cicalese (1)	30,020,000	0	68.08%	68.08%

Christopher Vingiano (2)	3,000,000	0	6.80%	6.80%

(1)	All ownership is beneficial and of record, unless indicated otherwise based on 44,093,276 shares outstanding as of the date of this registration statement. The address for all officers and directors is 30 West 39th Street, 4th Floor 10018.

(2)	The Beneficial owner has sole voting and investment power with respect to the shares shown. Mr. Vingiano’s address of record is 8988 Stone Pier Drive, Boynton Beach, FL 33472.

Preferred Stock

In August 2009 in connection with the transactions contemplated by the Sal Agreement and Prophet Agreement, the Company exchanged all of the issued and outstanding shares of Series A Preferred Shares (9,999,999) for shares of common stock pursuant to an order of the Circuit Court of Seminole County, Florida. The order was based on a civil action brought by the holders of the Series A Preferred Shares for certain equitable relief. Currently there are no shares of preferred stock of the Company issued and outstanding.

As of September 30, 2017 and December 31, 2016, the Company has 44,093,276 shares of common stock and 0 shares of preferred stock issued and outstanding.

ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and officers

Our executive officers and directors of the Company are follows:

Name	Date of Appointment	Position(s)

Dawn Cames	July 2015	President, Director
David Cicalese	August 2012	Secretary, Chairman

The following are brief biographies of the officers and directors:

Dawn Cames, 49, President and member of the Board of Directors

Dawn Cames is an award-winning executive with 23 years of leadership experience in the luxury automotive industry. Her strong background and success in growing sales, marketing, and operations allowed Dawn to achieve over $200M in sales in 2014 within multiple locations. Her extensive experience working with national marketing boards has helped Dawn successfully launch new product lines in very competitive markets.

David Cicalese 42, Secretary and Chairman of the Board of Directors

David Cicalese has been an officer of the Company and Member of the Board of Directors since August 2012. Currently, Mr. Cicalese is Secretary of the Company and Chairman of the Board of Directors. Mr. Cicalese is also the President and sole member of the Board of Sneaker Charmz, Inc. (since July 2012). In addition, Mr. Cicalese is the President and Board member of Albrizio Couture Inc. which designs and custom manufactures hats. Mr. Cicalese’s hats have been featured in such magazines and Vogue and Elle. Mr. Cicalese attended the Fashion Institute of Technology in Manhattan from 1991 until 1994 and is certified in jewelry design, millinery design and accessory creation and design. David became an intern at his family’s Jewelry shop in Greenwich Village at the age of 14 and learned from a master craftsman the art of creating unique jewelry and accessories.

Family Relationships

There are no family relationships among our officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, will require our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Board Committee

The Company does not have a formal Audit Committee, Nominating Committee and Compensation Committee.   As the Company’s business expands, the directors will evaluate the necessity of an Audit Committee.

Code of Ethics

The Company has not adopted a code of ethics to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions.

ITEM 6.  EXECUTIVE COMPENSATION

The following table sets forth for the two years ended December 31, 2016 and 2015, and the interim period through September 30, 2017, the compensation awarded to, paid to, or earned by, the Company’s Chief Executive Officer, President, Secretary and Treasurer.  Certain columns were excluded as the information was not applicable.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers and directors during 2014, 2015 and 2016.

Name/Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive	Non-Qualified Deferred	Other	Total

Dawn Cames	2017	0	0	0	0	0	0	0	0
President,	2016	0	0	0	0	0	0	0	0
Director	2015	0	0	0	0	0	0	0	0

David Cicalese	2017	0	0	0	0	0	0	0	0
Secretary,	2016	0	0	0	0	0	0	0	0
Chairman	2015	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End

None.

Summary Compensation Table

None of our directors were compensated for services rendered as directors of the Company.

Option Grants. No option grants have been exercised by the executive officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers or directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Other than disclosed above, no other board members received compensation in any form for their services as board members.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of only two directors and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Employment Agreements

None.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director independence and related transactions:

None of our directors are considered to be “Independent Directors”.

ITEM 8.   LEGAL PROCEEDINGS

None.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The common stock of the Company has been assigned the trading symbol “FCAA” but the common stock does not trade at this time and has zero volume.

As of the date of this registration statement, there are approximately 107 holders of record of our common stock.

Since inception, no dividends have been paid on the common stock.  The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

Equity Compensation Plan Information

As of the date of this registration statement, the Company has no equity compensation plans.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

The Company’s authorized common stock consists of 200,000,000 common shares with par value of $0.001 and 10,000,000 shares of preferred stock with par value of $0.001 per share.

As of September 30, 2017 and December 31, 2016, the Company has 44,093,276 shares of common stock and 0 shares of preferred stock issued and outstanding.

Preferred Stock

In August 2009 in connection with the transactions contemplated by the Sal Agreement and Prophet Agreement, the Company exchanged all of the issued and outstanding shares of Series A Preferred Shares (9,999,999) for shares of common stock pursuant to an order of the Circuit Court of Seminole County, Florida. The order was based on a civil action brought by the holders of the Series A Preferred Shares for certain equitable relief. Currently there are no shares of preferred stock of the Company issued and outstanding.

As of September 30, 2017 and December 31, 2016, the Company has 44,093,276 shares of common stock and 0 shares of preferred stock issued and outstanding.

ITEM 11.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock

The Company’s authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of Company common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  As of the date of this registration, there are 167,986,266 shares of our Common Stock issued and outstanding.

Voting Rights of Common Stock

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election.  Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. Stockholders have no pre-emptive rights.

Cash Dividends

As of the date of this prospectus, the company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Preferred Stock

The Company has 10,000,000 authorized shares of $0.001 par value Preferred Stock, designated as Series A Preferred Stock, 0 shares of which are issued and outstanding.

In August 2009 in connection with the transactions contemplated by the Sal Agreement and Prophet Agreement, the Company exchanged all of the issued and outstanding shares of Series A Preferred Shares (9,999,999) for shares of common stock pursuant to an order of the Circuit Court of Seminole County, Florida. The order was based on a civil action brought by the holders of the Series A Preferred Shares for certain equitable relief. Currently there are no shares of preferred stock of the Company issued and outstanding.

The Board may issue additional shares of Preferred Stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.  Although the Company presently has no intention to do so without stockholder approval, the Board may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock.  Currently, our officers and directors have sufficient voting power to undertake any actions requiring shareholder approval unilaterally, without seeking shareholder approval from any of the Company’s shareholders.  Any such provision may be deemed to have a potential anti-takeover effect, and the issuance of Preferred Stock in accordance with such provision may delay or prevent a change of control of the Company.  All outstanding shares of Preferred Stock are fully paid and non-assessable.

Transfer Agent

Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716, telephone: (732) 872-2727, has been appointed as the Company’s transfer agent.

Additional Information

This registration statement and all other filings of Ficaar, Inc. when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Ficaar, Inc. will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities of the Company, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company is a smaller reporting company in accordance with Regulation S-X.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are no disagreements with the findings of the Company’s present accountants.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS.

Set forth below are the audited financial statements for the years ended December 31, 2016 and December 31, 2015, as well as the unaudited financial statements for the period ended September 30, 2017 for the Company. The financial statements are attached to this report and are filed as a part thereof.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of

Ficaar, Inc

We have audited the accompanying balance sheets of Ficaar, Inc (“the Company”) as of December 31, 2016 and the related statements of operations, changes in stockholder's deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ficaar, Inc as of December 31, 2016 and the results of its operations and cash flows for the period described above in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not established a source of revenue sufficient to cover its operating costs. As of December 31, 2016 the Company has a working capital deficit and does not have the cash resources sufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)
Jerusalem, Israel
November 29, 2017

FICAAR, INC

BALANCE SHEETS

(in U.S. Dollars)

as of

	December 31	December 31
	2016	2015
	$	$
ASSETS
Current assets:
Cash and cash equivalents	-	-
Accounts receivable	-	-

TOTAL ASSETS	-	-

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities :
Accrued Interest	7,244	5,046
Advances payable - officer	425	425
Accrued Expenses	7,500
Total Current liabilities	15,169	5,471

Long-Term Liabilities
Note Payable	21,756	21,756
Note-payable - related party	6,525	6,525
Total Long-Term Liabilities	28,281	28,281

Total Liabilities	43,450	33,752

Stockholder's Deficit
Preferred stock 10,000,000, $.001 par value shares authorized , no shares issued and outstanding. Common stock 200,000,000, $.001 par value shares authorized; 44,093,276 shares issued and outstanding at 12.31.16	44,093	44,093
Additional paid in capital	(44,093)	(44,093)
Deficit accumulated during the development stage	(43,450)	(33,752)

Total Stockholder's Deficit	(43,450)	(33,752)

TOTAL LIABILTIES AND STOCKHOLDER'S DEFICIT	-	-

The accompanying notes are an integral part of these financial statements.

FICAAR, INC

STATEMENT OF OPERATIONS

(in U.S. Dollars)

	Year Ended December 31,	Year Ended December 31,
	2016	2015
	$	$

Revenues	-	-
	-	-
	-	-
Operating expenses :

Research and development
Other operating expenses		(425)
Professional fees:-
- Auditor’s fees	7,500
- Legal fees	-
	(7,500)	(425)

Loss from operations	(7,500)	(425)

Other income (expense):
Interest Expense	(2,198)	(6,127)

Net income / (loss)	(9,698)	(6,552)

Net profit (loss) per common share - basic and diluted
Net profit (loss) per share attributable to common stockholders	(0.0002)	(0.0001)

Weighted-average number of common shares outstanding	44,093,276	44,093,276

The accompanying notes are an integral part of these financial statements.

FICAAR, INC

(a development stage enterprise)

STATEMENT OF STOCKHOLDER'S DEFICIT

for the year ended December 31, 2016 and

2015 (in U.S. Dollars)

	Preferred Stock		Common Stock		Paid in		Total Stockholder's
	Shares	Amount	Shares	Amount	Capital	Accumulated Deficit	Deficit
				$		$	$

Balance, July 24, 2012	-	-	44,093,276	44,093	(44,093)		-

Net loss for the initial period						(27,200)	(27,200)
Balance December 31, 2014*			44,093,276	44,093.00	(44,093)	(27,200)	(27,200)

Net loss for year ending December 31, 2015	-	-	-	-	-	(6,552)	(6,552)

Balance December 31, 2015			44,093,276	44,093	(44,093)	(33,752)	(33,752)

Net loss for year ending December 31, 2016			-	-	-	(9,698)	(9,698)

Balance at December 31, 2016			44,093,276	44,093	(44,093)	(43,450)	(43,450)

* restated

The accompanying notes are an integral part of these financial statements.

FICAAR, INC

STATEMENT OF CASH FLOWS

(in U.S. Dollars)

	Year ended December 31,	Year Ended December 31,
	2016	2015
	$	$

CASH FLOW FROM OPERATING ACTIVITIES

Net income / (loss)	(9,698)	(6,552)

Reconciliation of net loss to net cash used in operating activities:

Changes in operating assets and liabilities:
Accounts receivable	-
Accounts payable and accrued expenses	9,698	6,552
Net cash used in operating activities	-	(0)

CASH FLOW FROM INVESTING ACTIVITIES	-	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	-	-
Proceeds from related party loan	-	-
Net cash provided by financing activities	-	-

(Decrease)/increase in cash and cash equivalents	-	(0)

Cash and cash equivalents at the beginning of the period	(0)	-

Cash and cash equivalents at the end of the period	(0)	(0)

The accompanying notes are an integral part of these financial statements

FICAAR, INC

(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

History

Ficaar, Inc. (the “Company” or “Ficaar”) was incorporated in July 2001 under the name OwnerTel, Inc. The name of the Company was changed to Ficaar, Inc. in December of 2007.

The Company operates its business through its wholly owned subsidiary, STANDARD CANNA, INC. (“Standard”), a Florida corporation formed in 2014, and its wholly owned subsidiaries, STANDARD

In August 2012, certain shareholders of the Ficaar (the “Shareholders”), representing a majority of the issued and outstanding common stock of Ficaar, entered into an agreement and consummated such agreement with Sneaker Charmz, Inc., a Delaware corporation, whereby 72,020,000 shares of common stock of Ficaar was assigned by the Shareholders to Sneaker Charmz. Thereafter, Sneaker Charmz, Ficaar and David Cicalese consummated a transaction where the shares of common stock of Ficaar owned by Sneaker Charmz were transferred and assigned to Mr. Cicalese and Mr. Cicalese transferred his ownership of Sneaker Charmz to Ficaar. Thus Sneaker Charmz became a wholly owned subsidiary fo Ficaar and Mr. Cicalese owns 85% of the total issued and outstanding common stock of Ficaar. Following the consummation of the Agreement, Ficaar is engaged in the business of Sneaker Charmz, the development, marketing and sales of designer charms for footwear.

In January 2014, Mr. David Cicalese, President, a member of the Board of Directors and majority shareholder of Ficaar, contributed 100 shares of Precious Holdings, Inc., a Delaware corporation, which consists of all of the issued and outstanding equity of Precious Holdings, Inc. Thus Precious Holdings Inc. became a wholly owned subsidiary of the Company.

On November 16, 2014, we acquired 100% of the outstanding common stock of STANDARD CANNA, INC. (“Standard”), a Florida corporation, and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC., a Colorado corporation; and STANDARD PROPERTY GROUP INC., a California corporation, in exchange for 110,000 shares of our common stock pursuant to a Transfer Agreement (the “Agreement”), by and among, the Company and Jonas Zetzel, sole shareholder of Standard.

In June 2015, the Board of Directors and shareholders representing a majority of the issued and outstanding common stock of the Company appointed Dawn Cames as President of the Company and a member of its Board of Directors

In connection with the reverse acquisition and recapitalization, all share and per share amounts have been retroactively restated.

Since the transaction is considered a reverse acquisition and recapitalization, accounting guidance does not apply for purposes of presenting pro-forma financial information.

Present Operations

In connection with the transactions contemplated by the Agreement, The business of the Company, operating through its wholly owned subsidiary, Standard, will concentrate on the purchase, development and operation of acquiring and developing growing space and related facilities and leasing our facilities to marijuana growers and dispensary owners for their operations in jurisdictions where such operations are consistent with state and local law.

FICAAR, INC

(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies for FICAAR, Inc. (a development stage company) is presented to assist the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Development Stage

The Company is in the development stage as defined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities.” The fiscal year end is December 31.

The Company is a start-up venture with little or no operating history and has no revenues. In its development stages and infancy, the officers of the Company spent considerable time and effort in research and development in order to create a niche in the footwear industry.

Going Concern

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding the Company’s development stage loss.

The Company currently has no revenues and has incurred losses during its development stage. These factors raise substantial doubt the Company’s ability to continue as a going concern. Management has financed the Company’s operations principally through loans from its President who is also a principal shareholder. It is the Company’s intent to continue to raise funds in this manner and to raise funds through the sale of equity securities until the Company attains profitability. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

FICAAR, INC

(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Advertising costs are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less.

Fixed Assets

straight-line method over the estimated useful lives of the assets, which is generally 5 to 7 years. The cost of revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents. The Company places its cash with high quality financial institutions and at times may exceed the FDIC insurance limit. The Company has not experienced any losses related to balances that exceed the FDIC insurance limit and believes that its credit risk is minimal.

Research and Development Expense

Costs related to research and development, which primarily consists of consulting for logo and packaging design, are charged to expense as incurred. For the period from July 24, 2012 (inception) through December 31, 2016, the Company incurred research and development expenses totaling $11,598.

Earnings Per Share

The Company computes net income (loss) per share in accordance with ASC Topic 260, Earning per Share, formerly Statement of Accounting Standards SFAS No. 128, "Earnings per Share", which requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) before and after discontinued operations, by the weighted average number of common shares outstanding (denominator) during the period, including contingently issuable shares where the contingency has been resolved. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

FICAAR, INC

(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company accounts for income taxes under ASC 740 (formerly FASB 109) “Accounting For Income Taxes”. Under ASC 740 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates in recognized in income in the period which includes the enactment date.

In June, 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes” – An interpretation of FASB Statement No. 109 and codified under ASC 740. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. This interpretation prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax provision taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions regarding recognition in financial statements. The Company’s evaluation was performed for the tax years, ended December 31, 2016, 2015, 2014 and 2013 for US federal income tax and state income taxes, the years which remain subject to examination by major tax jurisdictions as of December 31, 2016.

Recent Accounting Pronouncements

We have considered all other recently issued accounting pronouncements and do not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

NOTE 3 – NOTES PAYABLE -RELATED PARTY

The Company has issued a note payable to its’ majority shareholder and President with a principal balance due in the amount of $6,525 payable at 7% interest with a two year term.

NOTE 4 – NOTES PAYABLE

The Company has issued a note with a principal balance due in the amount of $17,556 payable at 8% interest and due in eighteen months. The note is convertible to common stock at the lesser of: (i) a 50% discount to market; and (ii) $0.01 per share. As of December 31, 2016 the Company has determined that there is no beneficial conversion feature since the stock has no quoted market value or other means to determine market.

NOTE 5 – EQUITY

Common stock

The Company has authorized 200,000,000 shares of $.001 par value common stock. The common stock has voting rights.

On July 28, 2015, the Company transferred its ownership in Sneaker Charmz, Inc., a Delaware corporation, to David Cicalese, our officer and director and majority shareholder in exchange for 42,000,000 shares of our common stock which were returned to treasury. Thus reducing Mr. Cicalese’s share ownership of the Company from 72,020,000 to 30,020,000 shares of our common stock.

FICAAR, INC

(a development stage company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – EQUITY (continued)

In July 2015, Ms. Dawn Cames was appointed President and a member of the board of directors of the Company and in connection with such appointment, Ms. Cames was issued 1,300,000 shares of common stock of the Company.

Following the aforementioned issuances, as of December 31, 2016, the Company had 44,093,276 shares of common stock issued and outstanding.

Preferred Stock

The Company has authorized 10,000,000 shares of $.001 par value preferred stock. The Company has no preferred stock issued and outstanding.

NOTE 6 – INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

During the current period, the Company incurred a net loss and therefore has no tax liability.

FICAAR INC.

INTERIM FINANCIAL STATEMENTS (unaudited)

for the nine months ended September 30, 2017

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Ficaar Inc.

We have reviewed the accompanying balance sheets of Ficaar Inc.c as of September 30, 2017, and the related interim statements of operations, changes in stockholders’ equity and cash flows for the three and nine month periods ended September 30, 2017 and 2016. These interim condensed financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Ficaar, Inc as of December 31, 2016, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended and in our report dated November 29,2017, we expressed an unqualified opinion, with an explanatory note ongoing concern, on those financial statements. In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2016, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

The interim financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a working capital deficit and has not established a source of revenue to cover its operating costs and as such, has incurred an operating losses since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of as set carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See the notes to the financial statements for further information regarding this uncertainty.

/s/ Weinstein & Co. C.P.A. (Isr)

 Jerusalem, Israel

January 23, 2018

FICAAR, INC

BALANCE SHEETS

		September 30,	December 31,
		2017	2016
		(unaudited)	(audited)
		$	$
ASSETS

Current assets:
Cash and cash equivalents		-	-

TOTAL ASSETS		-	-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities :
Accrued Interest		8,887	7,244
Advances payable -officer		18,535	425
Accrued Expenses	3	2,500	7,500
Total Current liabilities		29,922	15,169

Long-Term Liabilities
Note Payable		21,756	21,756
Note-payable - related party		6,525	6,525
Total Long-Term Liabilities		28,281	28,281

Total Current and Long-term Liabilities		58,203	43,450

Stockholder's Deficit
Preferred stock 10,000,000, $.001 par value shares authorized , no shares issued and outstanding. Common stock 200,000,000, par $.001 value shares authorized; 44,093,276 shares issued and at outstanding September 30, 2017 and December 31, 2016	4	44,093	44,093
Additional paid in capital		(44,093)	(44,093)
Deficit accumulated during the development stage		(58,203)	(43,450)
Total Stockholder's Deficit		(58,203)	(43,450)

TOTAL LIABILTIES AND STOCKHOLDER'S DEFICIT		-	-

The interim financial statements set out on pages 38 to 47 have been accepted and approved by:

David Cicalese C.E.O.

Date : January 10, 2018

The accompanying notes are an integral part of these financial statements.

FICAAR, INC

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	$	$	$

Revenue	-	-	-	-

Cost of sales	-	-	-	-

	-	-	-	-

Operating expenses :

Research and Development	-		-	-

- Auditor's fees	-	-	-	-
- Legal fees	5,000	-	5,000	-
- Filing fees	6,000	-	8,110	-

Total operating expenses	11,000	-	13,110	-

Loss from operations	(11,000)	-	(13,110)	-

Interest Expense	(542)	(549)	(1,643)	(1,648)

Net Loss	(11,542)	(549)	(14,753)	(1,648)

Net loss per common share - basic and diluted
Net loss per share attributable to common stockholders	(0.0002)	-	(0.0003)	-

Weighted-average number of common shares outstanding	44,093,276	44,093,276	44,093,276	44,093,276

The accompanying notes are an integral part of these financial statements.

FICAAR, INC

STATEMENT OF STOCKHOLDER'S DEFICIT

for the year ended December 31, 2016 and the nine months ended September 30, 2017

(unaudited)

	Common Stock		Additional paid-	Accumulated	Total Stockholder's
	Shares	Amount	in Capital	Deficit	Deficit
		$	$	$	$

Balance at January 1, 2016	44,093,276	44,093	(44,093)	(33,752)	(33,752)

Loss for the year	-	-	-	(9,698)	(9,698)

Balance at December 31, 2016	44,093,276	44,093	(44,093)	(43,450)	(43,450)

Loss for the period	-	-	-	(14,753)	(14,753)

Balance at September 30, 2017	44,093,276	44,093	(44,093)	(58,203)	(58,203)

The accompanying notes are an integral part of these financial statements.

FICAAR, INC

STATEMENT OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2017	2016
	$	$
CASH FLOW FROM OPERATING ACTIVITIES

Net loss	(14,753)	(1,648)

Changes in operating assets and liabilities:

Accounts receivable	-

Advances to suppliers	-

Accounts payable and accrued liabilities	(3,357)	1,648

Net cash used by operating activities	(18,110)	-

CASH FLOW FROM INVESTING ACTIVITIES	-	-

CASH FLOW FROM FINANCING ACTIVITIES

Short term borrowings - related party	18,110	-
Net cash earned from financing activities	18,110	-

Increase / (Decrease) in cash and cash equivalents	-	-

Cash and cash equivalents at the beginning of the period	-	-

Cash and cash equivalents at the end of the period	-	-

The accompanying notes are an integral part of these financial statements

FICAAR, INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS

(unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS

History

Ficaar, Inc. (the “Company” or “Ficaar”) was incorporated in July 2001 under the name OwnerTel, Inc. The name of the Company was changed to Ficaar, Inc. in December of 2007.

The Company operates its business through its wholly owned subsidiary, STANDARD CANNA, INC. (“Standard”), a Florida corporation formed in 2014, and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC., a Colorado corporation formed in 2014; and STANDARD PROPERTY GROUP INC., a California corporation formed in 2014; as well as Precious Holdings, Inc. was formed in April of 2011 in the state of Delaware and is wholly owned by the Company.

In August 2012, certain shareholders of the Ficaar (the “Shareholders”), representing a majority of the issued and outstanding common stock of Ficaar, entered into an agreement and consummated such agreement with Sneaker Charmz, Inc., a Delaware corporation, whereby 72,020,000 shares of common stock of Ficaar was assigned by the Shareholders to Sneaker Charmz. Thereafter, Sneaker Charmz, Ficaar and David Cicalese consummated a transaction where the shares of common stock of Ficaar owned by Sneaker Charmz were transferred and assigned to Mr. Cicalese and Mr. Cicalese transferred his ownership of Sneaker Charmz to Ficaar. Thus Sneaker Charmz became a wholly owned subsidiary fo Ficaar and Mr. Cicalese owns 85% of the total issued and outstanding common stock of Ficaar. Following the consummation of the Agreement, Ficaar is engaged in the business of Sneaker Charmz, the development, marketing and sales of designer charms for footwear.

In January 2014, Mr. David Cicalese, President, a member of the Board of Directors and majority shareholder of Ficaar, contributed 100 shares of Precious Holdings, Inc., a Delaware corporation, which consists of all of the issued and outstanding equity of Precious Holdings, Inc. Thus Precious Holdings Inc. became a wholly owned subsidiary of the Company.

On November 16, 2014, we acquired 100% of the outstanding common stock of STANDARD CANNA, INC. (“Standard”), a Florida corporation, and its wholly owned subsidiaries, STANDARD CULTIVATION SYSTEMS INC., a Colorado corporation; and STANDARD PROPERTY GROUP INC., a California corporation, in exchange for 110,000 shares of our common stock pursuant to a Transfer Agreement (the “Agreement”), by and among, the Company and Jonas Zetzel, sole shareholder of Standard.

In June 2015, the Board of Directors and shareholders representing a majority of the issued and outstanding common stock of the Company appointed Dawn Cames as President of the Company and a member of its Board of Directors

In connection with the reverse acquisition and recapitalization, all share and per share amounts have been retroactively restated.

Since the transaction is considered a reverse acquisition and recapitalization, accounting guidance does not apply for purposes of presenting pro-forma financial information.

Present Operations

In connection with the transactions contemplated by the Agreement, The business of the Company, operating through its wholly owned subsidiary, Standard, will concentrate on the purchase, development and operation of acquiring and developing growing space and related facilities and leasing our facilities to marijuana growers and dispensary owners for their operations in jurisdictions where such operations are consistent with state and local law.

FICAAR, INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies for FICAAR, Inc. (a development stage company) is presented to assist the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.The unaudited interim financial statements as of the three months and nine months ended September 30,2017 should be read in conjunction with the audited financial statements of the company for the year ended December 31, 2017 which were prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

All significant intercompany accounts and transactions have been eliminated in consolidation.

Development Stage

The Company is in the development stage as defined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities.” The fiscal year end is December 31.

The Company is a start-up venture with little or no operating history and has no revenues. In its development stages and infancy, the officers of the Company spent considerable time and effort in research and development in order to create a niche in the footwear industry.

Going Concern

The financial statements have been prepared on a going concern basis, and do not reflect any adjustments related to the uncertainty surrounding the Company’s development stage loss.

The Company currently has no revenues and has incurred losses during its development stage. These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. Management has financed the Company’s operations principally through loans from its President who is also a principal shareholder. It is the Company’s intent to continue to raise funds in this manner and to raise funds through the sale of equity securities until the Company attains profitability. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

FICAAR, INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued...)

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents. The Company places its cash with high quality financial institutions and at times may exceed the FDIC insurance limit. The Company has not experienced any losses related to balances that exceed the FDIC insurance limit and believes that its credit risk is minimal.

Research and Development Expense

Costs related to research and development, which primarily consists of consulting for logo and packaging design, are charged to expense as incurred. For the period from July 24, 2012 (inception) through December 31, 2016, the Company incurred research and development expenses totaling $11,598, and none for the nine months ending September 30, 2017.

Earnings Per Share

The Company computes net income (loss) per share in accordance with ASC Topic 260, Earning per Share, formerly Statement of Accounting Standards SFAS No. 128, "Earnings per Share", which requires presentation of both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) before and after discontinued operations, by the weighted average number of common shares outstanding (denominator) during the period, including contingently issuable shares where the contingency has been resolved. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

FICAAR, INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued...)

Income Taxes

The Company accounts for income taxes under ASC 740 (formerly FASB 109) “Accounting For Income Taxes”. Under ASC 740 deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates in recognized in income in the period which includes the enactment date.

In June, 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes” – An interpretation of FASB Statement No. 109 and codified under ASC 740. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. This interpretation prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax provision taken or expected to be taken in a tax return. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions regarding recognition in financial statements. The Company’s evaluation was performed for the tax years, ended December 31, 2016, 2015, 2014 and 2013 for US federal income tax and state income taxes, the years which remain subject to examination by major tax jurisdictions as of December 31, 2016.

Recent Accounting Pronouncements

We have considered all other recently issued accounting pronouncements and do not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

NOTE 3 – NOTES PAYABLE -THIRD PARTY

The Company has issued a note with a principal balance due in the amount of $21,756 ass at September 30, 2017 and December 30,2016. payable at 8% interest and due in eighteen months. The note is convertible to common stock at the lesser of: (i) a 50% discount to market; and (ii) $0.01 per share. As of September 30.2017 December 31, 2016 the Company has determined that there is no beneficial conversion feature since the stock has no quoted market value or other means to determine market.

NOTE 4 – NOTES PAYABLE - RELATED PARTY

The Company has issued a note payable to its’ majority shareholder and President with a principal balance due in the amount of $6,525 as at September 30,2017 payable at 7% interest with a two year term.

NOTE 5 – EQUITY

Common stock

The Company has authorized 200,000,000 shares of $.001 par value common stock. The common stock has voting rights.

On July 28, 2015, the Company transferred its ownership in Sneaker Charmz, Inc., a Delaware corporation, to David Cicalese, our officer and director and majority shareholder in exchange for 42,000,000 shares of our common stock which were returned to treasury. Thus reducing Mr. Cicalese’s share ownership of the Company from 72,020,000 to 30,020,000 shares of our common stock.

FICAAR, INC

NOTES TO THE INTERIM FINANCIAL STATEMENTS (continued...)

NOTE 5 – EQUITY (continued...)

In July 2015, Ms. Dawn Cames was appointed President and a member of the board of directors of the Company and in connection with such appointment, Ms. Cames was issued 1,300,000 shares of common stock of the Company.

Following the aforementioned issuances, as of December 31, 2016, the Company had 44,093,276 shares of common stock issued and outstanding.

Preferred Stock

The Company has authorized 10,000,000 shares of $.001 par value preferred stock. The Company has no preferred stock issued and outstanding.

NOTE 6 – INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the current period, the Company incurred a net loss and therefore has no tax liability.

NOTE 7 – RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability to control or exercise significant influence over the other party in making financial and operating decisions.

Details of transactions between the Company and related parties are disclosed below:

The following have been identified as related parties:

David Cicalese	Director and greater 10% shareholder

Dawn Cames	President

Concorde Consulting	Holder of convertible note of $21,756,000

The following balances existed with related parties:

	September 30,	December 31
	2017	2016
	(Unaudited)
Balance sheet:	$	$
Advances Payable -officer	18,535	425

The President of the company made payments on behalf of the company , She was reimbursed after the period.

Income Statement

Accrued Interest	1.643	2,198

Interest accrued on notes held by related parties

NOTE 8 - SUBSEQUENT EVENTS

On November 9, 2017, $18,110 of Advances Payable to an officer of the Company as of September 30,2017 were reimbursed by the 3rd party holder of the Note Payable and added to its Note.

(b) Exhibits

The following documents are included as exhibits to this report.

Exhibit Number	Title of Document
3.1.1	Articles of Incorporation
3.2	Bylaws
23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Ficaar, Inc.
(Registrant)

January 24, 2018	By:	/s/ Dawn Cames
Dawn Cames
President

	By:	/s/ Dawn Cames
Dawn Cames
Chief Financial Officer